UNANIMOUS CONSENT IN LIEU OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS OF CLEAR-LITE HOLDINGS, INC.

The undersigned, being the two members of the Board of Directors (the "Board"), of CLEAR-LITE HOLDINGS, INC., a Nevada corporation (the "Corporation"), entitled to vote does hereby consent to, authorize and approve of, pursuant to Section 78.315 of the Nevada Revised Statutes, the adoption of the following resolutions in lieu of a meeting of the Board, which actions are deemed effective as of April 26, 2011:

WHEREAS, The Board deems it desirable and in the best interests of the Corporation to take the following actions;

NOW THEREFORE BE IT:

RESOLVED, that, effective immediately upon the resignation of Paul E. Niedermeyer, Milton C. Ault III is hereby appointed to the position of Interim Chief Executive Officer and sole director of the Corporation; and be it

RESOLVED, that, effective immediately that the Board of Directors search for a new member of the board of directors and for a permanent Chief Executive Officer; and be it

FURTHER RESOLVED, that each of the officer(s) of the Corporation be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

The undersigned, by affixing his signature hereto, does hereby consent to, authorize and approve the foregoing actions in his capacity as the sole director of the Corporation.

MILTON C. AULT III

PAUL E. NIEDERMEYER